                                                                    EXHIBIT 23.1

                           PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of IMAX Corporation, which appears in IMAX Corporation's Annual Report on Form 10-K for the year ended December 31, 2005.

                                        /s/ PricewaterhouseCoopers LLP

Toronto, Ontario
June 7, 2006


                                                                              52